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                                  EXHIBIT 99

The following documents are incorporated herein by reference:

1.      10-K for year ended December 31, 1995

2.      10-K for year ended December 31, 1994

3.      10-K for year ended December 31, 1993

4.      10-Q for quarter ended March 31, 1996

5.      10-Q for quarter ended June 30, 1996

6.      10-Q for quarter ended September 30, 1996

7.      8-K filed with Commission on December 12, 1996